EXHIBIT 99.1
GoPro Announces Third Quarter 2018 Results
Revenue of $286 Million
HERO7 Black Achieves Strongest Month-One Unit Sell-Through in Company History
GoPro Plus Subscribers Grow 16% Sequentially
GoPro is the No. 1 Selling Camera in North America for the 19th Straight Quarter

SAN MATEO, Calif., November 1, 2018 - GoPro, Inc. (NASDAQ: GPRO) announced financial results for its third quarter ended September 30, 2018.
“GoPro completed a successful third quarter highlighted by a very strong reception and global demand for HERO7 Black,” said founder and CEO Nicholas Woodman. “We expect to achieve profitability in Q4 and for the second-half of 2018, and exit the year with low channel inventory to be well positioned for Q1 2019.”

Recent GoPro Highlights

•	Revenue for Q3 2018 was $286 million, down 13% year-over-year and up 1% sequentially.

•	GAAP gross margin for Q3 2018 was 32%, up from 29% in the prior quarter. Non-GAAP gross margin for Q3 2018 was 33%, up from 31% in the prior quarter.

•	Q3 2018 GAAP net loss of $27 million represents a 27% sequential improvement - resulting in a $0.19 loss per share and a non-GAAP net loss of $6 million, or $0.04 loss per share.

•	Cash and investments totaled $148 million at the end of Q3 2018.

•	GoPro reduced GAAP and non-GAAP operating expenses by $10 million, or 8% and 9%, year-over-year, respectively.

•	HERO7 Black achieved the strongest month-one unit sell-through in company history.

•	GoPro.com generated a record breaking first month of camera unit sales after the launch of HERO7.

•	In the US, GoPro held 96% dollar share and 87% unit share of the action camera category. The top-six cameras sold by unit volume were GoPro cameras in Q3 2018 according to the NPD Group.

•	In the US, Fusion captured 47% dollar share of the spherical camera market according to the NPD Group.

•	In Europe, in the $150 and above price band, GoPro held 84% unit share, up from 78% a year ago in Q3 2018 according to GfK.

•	In Japan, GoPro market share in Q3 2018 was 58% and 71% by units and dollars, up from 51% and 61% respectively year-over-year, according to GfK.

•	In Korea, GoPro market share in Q3 2018 was 47% and 61% by units and dollars, up from 28% and 38% respectively year-over-year, according to GfK.

•	GoPro Plus subscription service reached 185,000 active paying subscribers at the end of Q3 2018, up 16% sequentially.

•	Social followers increased by 997,000 in the quarter to approximately 37.4 million driven primarily by increases on YouTube and Instagram.

•	GoPro content achieved 142 million organic video views in Q3, up 9% sequentially.

•	Social sharing of GoPro content reached a 21-month high in September.

•	Jim Lanzone was appointed to GoPro’s Board of Directors. Mr. Lanzone is Chief Digital Officer at CBS and CEO of CBS Interactive.

•	Entered into a collaboration with Adobe to make thousands of curated GoPro video clips available for license on the Adobe Stock marketplace under a revenue sharing agreement.

•	For the 19th straight quarter, GoPro is the number one selling camera by unit volume in North America.

Results Summary:

	Three months ended September 30,
($ in thousands, except per share amounts)	2018	2017	% Change
Revenue	$285,936	$329,805	(13.3)%
Gross margin
GAAP	31.8%	39.6%	(780) bps
Non-GAAP	33.2%	40.1%	(690) bps
Operating income (loss)
GAAP	$(21,354)	$8,049	(365.3)%
Non-GAAP	$(3,638)	$24,042	(115.1)%
Net income (loss)
GAAP	$(27,089)	$14,661	(284.8)%
Non-GAAP	$(6,058)	$21,149	(128.6)%
Diluted net income (loss) per share
GAAP	$(0.19)	$0.10	(290.0)%
Non-GAAP	$(0.04)	$0.15	(126.7)%
Adjusted EBITDA	$6,205	$35,725	(82.6)%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
To listen to the live conference call, please dial toll free (888) 220-8451 or (323) 794-2588, access code 1753774, approximately 5 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at http://investor.gopro.com. A recording of the webcast will be available on GoPro’s website, http://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.
GoPro, HERO and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
For more information, visit www.gopro.com. GoPro users can submit their photos, raw clips and video edits to GoPro Awards for social stoke, GoPro gear and cash prizes. Learn more at www.gopro.com/awards. Connect with GoPro on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, and GoPro's blog The Inside Line.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on GoPro’s pages on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, GoPro’s investor relations website and The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring costs, non-cash interest expense and the tax impact of these items. When planning, forecasting and analyzing gross margin, operating expenses, tax expense, net income and earnings per share for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this presentation may include, but are not limited to, expectations regarding our business outlook for 2018 and our ability to address the industry-wide shortage in supply of passive components. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets and may not result in the expected improvement in our profitability; the fact that our future growth depends in part on further penetrating our addressable market and growing internationally, and we may not be successful in doing so; any inability to successfully manage frequent product introductions (including roadmap for new hardware and software products) and transitions, including managing our sales channel and inventory and accurately forecasting future sales; our reliance on third party suppliers, some of which are sole source suppliers, to provide components for our products; the effects of the industry-wide shortage of passive components; our dependence on sales of our cameras, mounts and accessories for substantially all of our revenue (and the effects of changes in the sales mix or decrease in demand for these products) and; the effects of a decrease in sales during the holiday season; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets may adversely affect consumer discretionary spending; any changes to trade policies, tariffs, and import/export regulations; the effects of the highly competitive market in which we operate; the fact that we may not be able to achieve revenue growth or profitability in the future;

expectations regarding the volatility of the Company's tax provision and resulting effective tax rate; risks related to inventory, purchase commitments and long-lived assets; the importance of maintaining the value and reputation of our brand; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and as updated in future filings with the SEC including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, each of which are on file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2018	2017	2018	2017
Revenue	$285,936	$329,805	$770,959	$844,945
Cost of revenue	194,904	199,259	551,642	540,201
Gross profit	91,032	130,546	219,317	304,744

Operating expenses:
Research and development	41,157	55,098	130,361	176,761
Sales and marketing	55,871	46,622	165,297	171,156
General and administrative	15,358	20,777	50,588	61,976
Total operating expenses	112,386	122,497	346,246	409,893
Operating income (loss)	(21,354)	8,049	(126,929)	(105,149)
Other income (expense):
Interest expense	(4,616)	(4,554)	(13,804)	(9,152)
Other income (expense), net	661	322	(268)	705
Total other expense, net	(3,955)	(4,232)	(14,072)	(8,447)
Income (loss) before income taxes	(25,309)	3,817	(141,001)	(113,596)
Income tax (benefit) expense	1,780	(10,844)	(296)	13,429
Net income (loss)	$(27,089)	$14,661	$(140,705)	$(127,025)

Net income (loss) per share:
Basic	$(0.19)	$0.11	$(1.01)	$(0.92)
Diluted	$(0.19)	$0.10	$(1.01)	$(0.92)

Weighted-average shares used to compute net income (loss) per share:
Basic	140,072	136,236	139,028	138,450
Diluted	140,072	140,288	139,028	138,450

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$143,246	$202,504
Marketable securities	4,996	44,886
Accounts receivable, net	149,449	112,935
Inventory	123,249	150,551
Prepaid expenses and other current assets	31,958	62,811
Total current assets	452,898	573,687
Property and equipment, net	53,043	68,587
Intangible assets, net and goodwill	161,606	170,958
Other long-term assets	21,026	37,014
Total assets	$688,573	$850,246

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$123,357	$138,257
Accrued liabilities	193,913	213,030
Deferred revenue	14,418	19,244
Total current liabilities	331,688	370,531
Long-term debt	136,659	130,048
Other long-term liabilities	48,180	50,962
Total liabilities	516,527	551,541

Stockholders’ equity:
Common stock and additional paid-in capital	886,360	854,452
Treasury stock, at cost	(113,613)	(113,613)
Accumulated deficit	(600,701)	(442,134)
Total stockholders’ equity	172,046	298,705
Total liabilities and stockholders’ equity	$688,573	$850,246

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2018	2017	2018	2017
Operating activities:
Net income (loss)	$(27,089)	$14,661	$(140,705)	$(127,025)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	9,693	9,100	27,773	32,260
Stock-based compensation	10,337	11,875	31,171	36,235
Deferred income taxes	(362)	76	(987)	(1,818)
Non-cash restructuring charges	2,532	1,059	5,788	3,859
Non-cash interest expense	2,036	1,836	5,988	3,366
Other	266	128	(301)	3,891
Net changes in operating assets and liabilities	12,350	16,788	(17,124)	(44,611)
Net cash provided by (used in) operating activities	9,763	55,523	(88,397)	(93,843)

Investing activities:
Purchases of property and equipment, net	(1,326)	(8,201)	(8,204)	(18,313)
Purchases of marketable securities	—	(31,918)	(14,896)	(31,918)
Maturities of marketable securities	20,000	—	55,000	14,160
Sale of marketable securities	—	—	—	11,623
Net cash provided by (used in) investing activities	18,674	(40,119)	31,900	(24,448)

Financing activities:
Proceeds from issuance of common stock	1,706	2,994	5,131	9,623
Taxes paid related to net share settlement of equity awards	(1,636)	(3,068)	(5,388)	(11,278)
Proceeds from issuance of convertible senior notes	—	—	—	175,000
Prepayment of forward stock repurchase transaction	—	—	—	(78,000)
Payment of deferred acquisition-related consideration	—	(1)	(2,450)	(76)
Payment of credit facility issuance costs	—	(713)	—	(5,963)
Net cash provided by (used in) financing activities	70	(788)	(2,707)	89,306
Effect of exchange rate changes on cash and cash equivalents	(104)	245	(54)	1,487
Net change in cash and cash equivalents	28,403	14,861	(59,258)	(27,498)
Cash and cash equivalents at beginning of period	114,843	149,755	202,504	192,114
Cash and cash equivalents at end of period	$143,246	$164,616	$143,246	$164,616

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use these non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:

•	adjusted EBITDA does not reflect tax payments that reduce cash available to us;

•
adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;

•
adjusted EBITDA excludes the amortization of POP display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;

•	adjusted EBITDA and non-GAAP net income (loss) exclude the impairment of intangible assets because it is a non-cash charge that is inconsistent in amount and frequency;

•
adjusted EBITDA and non-GAAP net income (loss) exclude restructuring costs which primarily include severance-related costs, stock-based compensation expenses and facilities consolidation charges recorded in connection with restructuring actions announced in the first and fourth quarters of 2016, first quarter of 2017 and first quarter of 2018. These expenses were tied to unique circumstances related to organizational restructuring, do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;

•
adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;

•
non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs are inconsistent and vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired;

•
non-GAAP net income (loss) excludes non-cash interest expense. In connection with the issuance of the Convertible Senior Notes in April 2017, we are required to recognize non-cash interest expense in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash;

•
non-GAAP net income (loss) includes income tax adjustments. Beginning in the first quarter of 2017, we implemented a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above; and

•	other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2018	2017	2018	2017
GAAP net income (loss)	$(27,089)	$14,661	$(140,705)	$(127,025)
Stock-based compensation:
Cost of revenue	534	445	1,406	1,355
Research and development	4,977	5,967	14,942	17,039
Sales and marketing	2,429	2,609	7,489	7,295
General and administrative	2,397	2,854	7,334	10,546
Total stock-based compensation	10,337	11,875	31,171	36,235

Acquisition-related costs:
Cost of revenue	3,363	1,195	9,352	3,625
Research and development	—	946	—	3,028
General and administrative	—	—	3	(22)
Total acquisition-related costs	3,363	2,141	9,355	6,631

Restructuring costs:
Cost of revenue	115	40	1,357	458
Research and development	2,288	1,025	12,032	8,406
Sales and marketing	1,195	357	5,042	5,960
General and administrative	418	555	3,095	1,964
Total restructuring costs	4,016	1,977	21,526	16,788

Non-cash interest expense	2,036	1,836	5,988	3,366
Income tax adjustments	1,279	(11,341)	(1,600)	9,457
Non-GAAP net income (loss)	$(6,058)	$21,149	$(74,265)	$(54,548)

GAAP shares for diluted net income (loss) per share	140,072	136,236	139,028	138,450
Add: dilutive shares	—	4,052	—	—
Non-GAAP shares for diluted net income (loss) per share	140,072	140,288	139,028	138,450

Non-GAAP diluted net income (loss) per share	$(0.04)	$0.15	$(0.53)	$(0.39)

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands)	2018	2017	2018	2017
GAAP gross profit	$91,032	$130,546	$219,317	$304,744
Stock-based compensation	534	445	1,406	1,355
Acquisition-related costs	3,363	1,195	9,352	3,625
Restructuring costs	115	40	1,357	458
Non-GAAP gross profit	$95,044	$132,226	$231,432	$310,182

GAAP gross profit as a % of revenue	31.8%	39.6%	28.4%	36.1%
Stock-based compensation	0.2	0.1	0.2	0.2
Acquisition-related costs	1.2	0.4	1.2	0.4
Restructuring costs	—	—	0.2	—
Non-GAAP gross profit as a % of revenue	33.2%	40.1%	30.0%	36.7%

GAAP operating expenses	$112,386	$122,497	$346,246	$409,893
Stock-based compensation	(9,803)	(11,430)	(29,765)	(34,880)
Acquisition-related costs	—	(946)	(3)	(3,006)
Restructuring costs	(3,901)	(1,937)	(20,169)	(16,330)
Non-GAAP operating expenses	$98,682	$108,184	$296,309	$355,677

GAAP operating income (loss)	$(21,354)	$8,049	$(126,929)	$(105,149)
Stock-based compensation	10,337	11,875	31,171	36,235
Acquisition-related costs	3,363	2,141	9,355	6,631
Restructuring costs	4,016	1,977	21,526	16,788
Non-GAAP operating income (loss)	$(3,638)	$24,042	$(64,877)	$(45,495)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2018	2017	2018	2017
GAAP net income (loss)	$(27,089)	$14,661	$(140,705)	$(127,025)
Income tax (benefit) expense	1,780	(10,844)	(296)	13,429
Interest expense, net	4,297	4,228	12,808	8,641
Depreciation and amortization	9,693	9,100	27,773	32,260
POP display amortization	3,171	4,728	10,694	14,848
Stock-based compensation	10,337	11,875	31,171	36,235
Restructuring costs	4,016	1,977	21,526	16,788
Adjusted EBITDA	$6,205	$35,725	$(37,029)	$(4,824)

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Investor Contact
investor@gopro.com

Media Contact
Christopher Clark
pr@gopro.com